Exhibit 99.1

VISHAY REPORTS RESULTS FOR FIRST QUARTER 2020

◾	Revenues Q1 of $613 million
◾	Gross margin Q1 of 24.0%; adjusted gross margin 24.5%
◾	Operating margin Q1 of 7.7%; adjusted operating margin 8.3%
◾	EPS Q1 of $0.19; adjusted EPS Q1 of $0.21
◾	Free Cash for the trailing 12 months of $107 million
◾	Guidance Q2 for revenues of $540 to $580 million and gross margins of 21.0% plus/minus 90 basis points at Q1 exchange rates
◾	Inventory reduction at distribution of $63 million in Q1

Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter ended April 4, 2020.

Revenues for the fiscal quarter ended April 4, 2020 were $612.8 million, compared to $609.6 million for the fiscal quarter ended December 31, 2019, and $745.2 million for the fiscal quarter ended March 30, 2019.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended April 4, 2020 were $27.2 million, or $0.19 per diluted share, compared to $14.0 million, or $0.10 per diluted share for the fiscal quarter ended December 31, 2019, and $75.5 million, or $0.52 per diluted share for the fiscal quarter ended March 30, 2019.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.21, $0.13, and $0.51 for the fiscal quarters ended April 4, 2020, December 31, 2019, and March 30, 2019, respectively.

Commenting on results for the first quarter 2020, Dr. Gerald Paul, President and Chief Executive Officer stated, “As expected, the first quarter 2020 marked for Vishay the beginning of what might have been a recovery from a depressed second half of 2019. Despite the temporary plant shutdowns, particularly in China, due to COVID-19, sales came in within the guidance range at higher than anticipated profitability. The book-to-bill ratio was 1.17 driven by distribution while at the same time inventories of Vishay’s products at distribution were reduced by a further $63 million. The normalization in all product lines would have set Vishay up very well to participate fully in the rebound. This picture now seems very unreal when contrasted with the forecasted drop in global automotive production and a generally weak economic outlook worldwide due to the COVID-19 pandemic. Our industry like so many others is now confronted with a completely unknown challenge, a global pandemic that leads to unplannable lock-downs of entire economies and that frightens people on a very individual level. At this point, nobody can realistically forecast when and how this situation will normalize.”

Dr. Paul continued, “While we obviously cannot control the pandemic, we can react to the challenges as Vishay always has in critical times before: our plants will react quickly and professionally to changes in demand, trying to minimize inefficiencies; and we will closely monitor all fixed costs and capital expenditures without jeopardizing our long-term strategies.”

Commenting on the outlook Dr. Paul stated, “For the second quarter 2020 we guide, despite substantial uncertainties, for revenues in the range of $540 to $580 million and gross margins of 21.0% plus/minus 90 basis points at the exchange rates of the first quarter 2020.”

A conference call to discuss Vishay’s first quarter financial results is scheduled for Tuesday, May 12, 2020 at 9:00 a.m. ET. The dial-in number for the conference call is 877 589-6174 (+1 706-643-1406, if calling from outside the United States or Canada) and the access code is 7768705.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call from 1:00 p.m. ET on Tuesday, May 12, 2020, through 11:59 p.m. ET on Tuesday, May 26, 2020. The telephone number for the replay is +1 855-859-2056 (+1 404-537-3406, if calling from outside the United States or Canada) and the access code is 7768705.

About Vishay
Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay’s product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin, and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, inventories, product demand, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand because of COVID-19 or similar diseases; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	April 4, 2020	December 31, 2019	March 30, 2019

Net revenues	$612,841	$609,577	$745,159
Costs of products sold*	465,601	474,216	534,000
Gross profit	147,240	135,361	211,159
Gross margin	24.0%	22.2%	28.3%

Selling, general, and administrative expenses*	99,832	94,299	103,424
Restructuring and severance costs	-	16,884	-
Operating income	47,408	24,178	107,735
Operating margin	7.7%	4.0%	14.5%

Other income (expense):
Interest expense	(8,552)	(8,523)	(8,392)
Other	198	(3,652)	1,912
Loss on early extinguishment of debt	(2,920)	(723)	(1,307)
Total other income (expense) - net	(11,274)	(12,898)	(7,787)

Income before taxes	36,134	11,280	99,948

Income tax expense (benefit)	8,750	(2,869)	24,307

Net earnings	27,384	14,149	75,641

Less: net earnings attributable to noncontrolling interests	165	187	182

Net earnings attributable to Vishay stockholders	$27,219	$13,962	$75,459

Basic earnings per share attributable to Vishay stockholders	$0.19	$0.10	$0.52

Diluted earnings per share attributable to Vishay stockholders	$0.19	$0.10	$0.52

Weighted average shares outstanding - basic	144,792	144,628	144,554

Weighted average shares outstanding - diluted	145,295	145,202	145,289

Cash dividends per share	$0.095	$0.095	$0.0850

* Includes incremental costs of products sold and selling, general, and administrative expenses separable from normal operations directly attributable to the COVID-19 outbreak of $3,130 and $317, respectively.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	April 4, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$680,703	$694,133
Short-term investments	140,725	108,822
Accounts receivable, net	325,704	328,187
Inventories:
Finished goods	122,231	122,466
Work in process	202,318	187,354
Raw materials	128,639	121,860
Total inventories	453,188	431,680

Prepaid expenses and other current assets	124,871	141,294
Total current assets	1,725,191	1,704,116

Property and equipment, at cost:
Land	74,442	75,011
Buildings and improvements	579,161	585,064
Machinery and equipment	2,591,804	2,606,355
Construction in progress	105,832	110,722
Allowance for depreciation	(2,426,757)	(2,425,627)
	924,482	951,525

Right of use assets	99,506	93,162

Goodwill	150,288	150,642

Other intangible assets, net	60,468	60,659

Other assets	156,569	160,671
Total assets	$3,116,504	$3,120,775

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	April 4, 2020	December 31, 2019
	(Unaudited)

Liabilities and equity
Current liabilities:
Notes payable to banks	$199	$2
Trade accounts payable	153,999	173,915
Payroll and related expenses	116,456	122,100
Lease liabilities	21,033	20,217
Other accrued expenses	174,556	186,463
Income taxes	24,030	17,731
Total current liabilities	490,273	520,428

Long-term debt less current portion	552,096	499,147
U.S. transition tax payable	140,196	140,196
Deferred income taxes	20,627	22,021
Long-term lease liabilities	83,440	78,511
Other liabilities	94,762	100,207
Accrued pension and other postretirement costs	265,284	272,402
Total liabilities	1,646,678	1,632,912

Redeemable convertible debentures	-	174

Equity:
Vishay stockholders' equity
Common stock	13,255	13,235
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,416,260	1,425,170
Retained earnings	84,570	72,180
Accumulated other comprehensive income (loss)	(48,174)	(26,646)
Total Vishay stockholders' equity	1,467,121	1,485,149
Noncontrolling interests	2,705	2,540
Total equity	1,469,826	1,487,689
Total liabilities, temporary equity, and equity	$3,116,504	$3,120,775

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Three fiscal months ended
	April 4, 2020	March 30, 2019

Operating activities
Net earnings	$27,384	$75,641
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	41,520	40,428
(Gain) loss on disposal of property and equipment	(45)	(173)
Accretion of interest on convertible debt instruments	3,637	3,490
Inventory write-offs for obsolescence	5,643	6,967
Loss on early extinguishment of debt	2,920	1,307
Deferred income taxes	(3,517)	(2,614)
Other	3,524	(1,744)
Changes in operating assets and liabilities, net of effects of businesses acquired	(46,588)	(43,784)
Net cash provided by operating activities	34,478	79,518

Investing activities
Purchase of property and equipment	(24,328)	(36,367)
Proceeds from sale of property and equipment	53	395
Purchase of businesses, net of cash acquired	-	(11,862)
Purchase of short-term investments	(35,463)	(1,920)
Maturity of short-term investments	-	71,455
Other investing activities	(1,507)	2,893
Net cash provided by (used in) investing activities	(61,245)	24,594

Financing activities
Repurchase of convertible debentures	(19,849)	(22,695)
Net proceeds (payments) on revolving credit lines	54,000	-
Net changes in short-term borrowings	85	-
Dividends paid to common stockholders	(12,592)	(11,249)
Dividends paid to Class B common stockholders	(1,149)	(1,028)
Cash withholding taxes paid when shares withheld for vested equity awards	(1,991)	(2,659)
Net cash provided by (used in) financing activities	18,504	(37,631)
Effect of exchange rate changes on cash and cash equivalents	(5,167)	(3,087)

Net increase (decrease) in cash and cash equivalents	(13,430)	63,394

Cash and cash equivalents at beginning of period	694,133	686,032
Cash and cash equivalents at end of period	$680,703	$749,426

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended
	April 4, 2020	December 31, 2019	March 30, 2019

GAAP net earnings attributable to Vishay stockholders	$27,219	$13,962	$75,459

Reconciling items affecting gross profit:
Impact of the COVID-19 outbreak	$3,130	$-	$-

Other reconciling items affecting operating income:
Restructuring and severance costs	$-	$16,884	$-
Impact of the COVID-19 outbreak	317	-	-

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$2,920	$723	$1,307

Reconciling items affecting tax expense (benefit):
Change in deferred taxes due to early extinguishment of debt	$(1,346)	$(289)	$(1,312)
Effects of cash repatriation program	-	(11,554)	(585)
Effects of changes in uncertain tax positions	-	2,831	-
Tax effects of pre-tax items above	(1,482)	(4,277)	(290)

Adjusted net earnings	$30,758	$18,280	$74,579

Adjusted weighted average diluted shares outstanding	145,295	145,202	145,289

Adjusted earnings per diluted share	$0.21	$0.13	$0.51

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended
	April 4, 2020	December 31, 2019	March 30, 2019
Net cash provided by operating activities	$34,478	$84,423	$79,518
Proceeds from sale of property and equipment	53	91	395
Less: Capital expenditures	(24,328)	(56,374)	(36,367)
Free cash	$10,203	$28,140	$43,546

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended
	April 4, 2020	December 31, 2019	March 30, 2019

GAAP net earnings attributable to Vishay stockholders	$27,219	$13,962	$75,459
Net earnings attributable to noncontrolling interests	165	187	182
Net earnings	$27,384	$14,149	$75,641

Interest expense	$8,552	$8,523	$8,392
Interest income	(1,854)	(1,734)	(2,199)
Income taxes	8,750	(2,869)	24,307
Depreciation and amortization	41,520	42,159	40,428
EBITDA	$84,352	$60,228	$146,569

Reconciling items
Impact of the COVID-19 outbreak	$3,447	$-	$-
Restructuring and severance costs	-	16,884	-
Loss on early extinguishment of debt	2,920	723	1,307

Adjusted EBITDA	$90,719	$77,835	$147,876

Adjusted EBITDA margin**	14.8%	12.8%	19.8%

** Adjusted EBITDA as a percentage of net revenues

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300